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EXHIBIT 21

Jostens, Inc. and subsidiaries as of March 1, 2001.

Name of Company                                Jurisdiction of Incorporation
---------------                                -----------------------------

Jostens Canada, Ltd.                           Canada
Jostens Can Investments B.V.                   The Netherlands
Jostens International Holdings B.V.            The Netherlands
C.V. Jostens Global Trading                    The Netherlands
JC Trading, Inc.                               Puerto Rico
Conceptos Jostens, S.A. de C.V.                Mexico
Reconocimientos E Incentivos, S.A. de C.V.     Mexico